UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2016
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Perrigo Company plc
(Exact name of registrant as specified in its charter)
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Commission file number 001-36353

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland	-
(Address of principal executive offices)	(Zip Code)
+353 1 7094000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.
Perrigo Company plc (the “Company”) has scheduled its 2016 Annual General Meeting of Shareholders (the “Annual Meeting”) for April 26, 2016. Further details regarding the Annual Meeting will be included in the Company’s proxy statement.

Because the Annual Meeting will be held on a date that is more than 30 days before the first anniversary of the Company’s 2015 Annual General Meeting of Shareholders, the Company has set new deadlines for receipt of any shareholder proposals for the Annual Meeting, in accordance with the Company’s Articles of Association (the “Articles”) and Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

Shareholders may submit proposals for inclusion in the Company’s proxy statement for the Annual Meeting by sending their proposals to the Company’s Secretary at the Company’s principal executive offices located at Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland. To submit a proposal, the shareholder must provide timely notice within the applicable time period set forth in the Articles. The Articles provide that where the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the previous year’s annual meeting, the proposal, in order to be timely, must be received by the Secretary of the Company no earlier than 90 days and no later than the later of (i) the 70th day prior to the date of the annual meeting or (ii) the 10th day following the day on which public announcement of the date of the meeting is first made. Accordingly, to be timely, a shareholder’s proposal must be submitted between January 27, 2016 and February 16, 2016. In addition, the shareholder must comply with the requirements set forth in the Articles for submission of proposals.

SIGNATURE
Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)
PERRIGO COMPANY PLC

		By:	/s/ Todd W. Kingma
Dated:	January 20, 2016		Todd W. Kingma
Executive Vice President, General Counsel and
Company Secretary